TENTH AMENDMENT TO CREDIT AGREEMENT


          THIS TENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated November 1, 1999, by and between WHITEFORD FOODS VENTURE,L.P., a Texas limited partnership (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, successor by merger to PNC Bank, Ohio, National Association, as Agent (the "Agent"), for the Lenders under the below-defined Credit Agreement, THE FIFTH THIRD BANK OF WESTERN OHIO, an Ohio state banking corporation, and PNC BANK, NATIONAL ASSOCIATION, a national banking association, successor by merger to PNC Bank, Ohio, National Association, (each individually a " Lender and collectively, the "Lenders").

                                   WITNESSETH:

         WHEREAS, the Borrower, the Agent and the lenders entered into a Credit Agreement dated June 13, 1994, which was subsequently amended by an Amendment to Credit Agreement dated March 31, 1995, a Second Amendment to Credit Agreement dated April 20, 1995, a Third Amendment to Credit Agreement dated July 11, 1995, a Fourth Amendment to Credit Agreement dated November 7, 1995, a Fifth Amendment and Waiver Agreement dated May 9,1996, a Sixth Amendment to Credit Agreement dated as of June 30,1997, a Seventh Amendment and Waiver Agreement dated as of March 26,1998, an Eighth Amendment to Credit Agreement dated July. 1, 1998, and a Ninth Amendment to Credit Agreement dated as of May 3, 1999 (collectively, the "Credit Agreement") which evidences the Borrower's Borrower's obligations for one or more loans or other extensions of credit (the "Obligations"); and

          WHEREAS, the Borrower, the Agent and the Lenders desire to amend the Credit Agreement as provided for below;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows: .

          1. Amendments. The Credit Agreement is amended as follows:
             ----------

         1.1 Effective July 2, 1999, Section 2.1(e)is amended to delete "July 1, 1999" from the first sentence thereof and insert "December 31, 1999" in its place.

         1.2 Effective November 1, 1999, the Lenders shall extend the maturity of the Term Loan A and Term Notes A until January 1, 2002. Section 2.2 of the Credit Agreement is amended to provide that "Term Loan A" and "Term Notes A" shall mean the term loans as evidenced by the Amended and Restated Term Notes A of the Borrower to the Lenders dated November 1, 1999 in the principal sum of $820,864.15 in total. The terms of the Amended and Restated Term Notes shall supersede the terms of Section 2.2.

          2. Any and all references to the Credit Agreement in any other Loan Documents shall be deemed to refer to such Credit Agreement as amended hereby. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Credit Agreement.

          3. This Amendment is deemed incorporated into each of the Loan Documents. TO the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in any Loan Document, the terms and provisions hereof shall control.

          4. The Borrower hereby represents and warrants that (a) all of its representations and warranties in the Loan Documents are true and correct, and
(b)this Amendment has been duly authorized, executed and delivered and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, The Borrower acknowledges that Events of Default exist under
Section 4 of the Credit Agreement due to the Borrower's failure to comply with certain financial covenants prior to the date of this Amendment. No forbearance, delay or inaction by the Lenders in the exercise of their rights and remedies, and no continuing performance by the Lenders or the Borrower under the Credit
Agreement: (a) shall constitute (i) a modification or an alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Documents, all of which remain in full force and effect; or (ii) a waiver, release or limitation upon the Lenders' exercise of any of their rights and remedies thereunder, all of which are hereby expressly reserved; or (b)shall relieve or release the Borrower in any way from any of its respective duties, obligations, covenants or agreements under the Credit Agreement or the other Loan Documents or from the consequences of the Event of Default described above or any other Event of Default thereunder. The Lenders are not obligated to waive the Events of Default described above or any other Events of Default or defaults, whether now existing or which may occur after the date of this letter.

          5. The Borrower hereby confirms that any collateral for the Obligations, including but not limited to liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect.

          6. This Amendment will be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns.

          7. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged and in full force and effect. The Borrower expressly ratifies and confirms the confession of judgment and waiver of jury trial provisions

          Executed as of the date first written above.

                                      WHITEFORD FOODS VENTURE, L. P.,
                                      a Texas limited partnership

                                      By: G/W FOODS, INC., general partner,
                                      a Texas corporation

                                      By:  /s/ Albert D. Greenaway
                                      ----------------------------
                                      Print Name:   Albert D. Greenaway
                                      Title: President

                          PNC BANK, NATIONAL ASSOCIATION, as agent


                         By: _______________________________________

                         Print Name: ________________________________

                         Title: _____________________________________


                         THE FIFTH THIRD BANK OF WESTERN OHIO,
                         as a Lender


                         By: ________________________________________

                         Print Name: ________________________________

                         Title: ______________________________________


                         PNC BANK, NATIONAL ASSOCIATION,
                         As a Lender


                         By: _______________________________________

                         Print Name: ______________________________

                         Title: ___________________________________


STATE OF        Ohio       )
                           )ss:
COUNTY OF      Darke       )

     The foregoing instrument was acknowledged before me this 1st day of November, 1999 by Albert D. Greenaway, President of G/W Foods, Inc., a Texas corporation, on behalf of the corporation as general partner of Whiteford Foods Venture, L. P., a Texas limited partnership.

                                    /s/ Sharon K. Henry
                                    -------------------
                                     Notary Public


November 1, 1999

 AMENDED AND RESTATED TERM NOTE A

 $451,460.46                                                    November 1, 1999


 FOR VALUE RECEIVED, WHITEFORD FOODS VENTURE, L. P. (the "Borrower"), with an address at 770 N. Center Street, Versailles, Ohio 45380, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the Lender"), in lawful money of the United States of America in immediately available funds at its offices located at 201 East Fifth Street, Cincinnati, Ohio 45202, or at such other location as the Lender may designate from time to time, the principal sum of FOUR HUNDRED FIFTY-ONE THOUSAND FOUR HUNDRED SIXTY and 46/100 DOLLARS ($451,460.46), together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

 1. Rate of Interest. Amounts outstanding under this Note will bear interest at the annual rate of interest equal to the sum of the Euro-Rate plus three hundred (300) basis points (3.0%) per annum (the "Applicable Euro Rate"). The Applicable Euro Rate shall remain in effect until adjusted by the Lender on the first Business Day of each month, without notice to the Borrower.

 For the purpose hereof, the following terms shall have the following meanings:

          "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Cincinnati, Ohio.

          "Euro-Rate" shall mean the interest rate per annum determined by the Lender by dividing (the resulting quotient rounded upwards, if necessary, to the nearest l/lOOth of 1%per annum) (i) the rate of interest determined by the Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to (a)the date of this Note and (b) thereafter, the first Business Day of each month, for an amount comparable to the amounts outstanding under this Note and having a borrowing date and a maturity comparable to the Euro-Rate Interest Period by (ii)a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

          "Euro-Rate Interest Period" shall mean one month.

          "Euro-Rate  Reserve  Percentage"  shall  me-an the  maximum  effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities").

 The Euro-Rate shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Lender shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

 If the Lender determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts)are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining the Euro-Rate, then the Lender shall give notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the availability of the Applicable Euro Rate shall be suspended, and (b)the interest rate for all advances then bearing interest under the Applicable Euro Rate shall be converted on the first Business Day of the next calendar month to the Applicable Base Rate. As used herein, the "Applicable Base Rate" shall mean a rate of interest per annum which is at all times equal to the Prime Rate. For purposes hereof, the term "Prime Rate" shall mean the rate publicly announced by the Lender from time to time as its prime rate. The Prime Rate is determined from time to time by the Lender as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Lender to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest with respect to any advance to which the Applicable Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

 In addition, if, after the date of this Note, the Lender shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any guideline, request or directive (whether or not having the force of law)of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Lender to make or maintain or fund loans under the Applicable Euro Rate, the Lender shall notify the Borrower. Upon receipt of such notice, until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer apply, (a)the availability of the Applicable Euro Rate shall be suspended, and (b)the interest rate on all advances then bearing interest under the Applicable Euro Rate shall be converted to the Applicable Base Bate either
 (i) on the first Business Day of the next calendar month, if the Lender may lawfully continue to maintain advances under the Applicable Euro Rate to such day, or (ii)immediately if the Lender may not lawfully continue to maintain advances under the Applicable Euro Rate.

 Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

2. Payment Terms. Principal shall be due and payable in equal consecutive monthly installments in the amount of Fifteen Thousand Forty-Nine and 17/100 Dollars ($15,049.17) each, commencing on December 1, 1999, and continuing on the first day of each month thereafter. Interest shall be payable at the same times as the principal payments. Any outstanding and principal accrued interest shall be due and payable in full on January 1,2002.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Lender to charge the Borrower's deposit account at the Lender for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Lender may choose, in its sole discretion.

3. Late Payments; Default Rate. If the Borrower falls to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Lender a late charge equal to the lesser of five percent (5.0%) of the amount of such payment or Fifty Dollars ($50.00). Such fifteen (15)day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Lender of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which the Lender may employ. Upon maturity, whether by acceleration, demand or otherwise, and at the option of the Lender upon the occurrence of any Event of Default (as hereinafter defined)and during the continuance thereof, this Note shall bear interest at the Default Rate (as defined in the Loan Documents), based on a year of 360 days and actual days elapsed, but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

4. Prepayment. If this Note bears interest at the Base Rate, the indebtedness may be prepaid in whole or in part at any time without penalty. If this Note bears interest based on the Euro-Rate, notwithstanding anything contained herein to the contrary, upon any prepayment by or on behalf of the Borrower (whether voluntary, on default or otherwise), the Lender may require, if it so elects, the Borrower to pay the Lender as compensation for the cost of being prepared to advance fixed rate funds hereunder an amount equal to the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a)the difference between (i)the yield, on the beginning date of the applicable interest period, of a US. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield on the prepayment date, of a U. S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b)the principal amount to be prepaid, and (c)the number of years, including fractional years, from the prepayment date to the end of the applicable interest period. The yield on any
U. S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H. 15(519) "Selected Interest Rates". For purposes of making present value calculations, the yield to maturity of a similar maturity U. S. Treasury obligation on the prepayment date shall be deemed the discount rate. The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity of this Note while a Euro-Rate is in effect.

5. Amendments and Restatement. This Note amends and restates, stud is in substitution for, that certain Term Note-Cognovit in the original principal amount of $1,210,000.00, payable to the order of the Lender and dated June 13, 1994 (the "Existing Note"). However, without duplication, this Note shall in no way extinguish, cancel or satisfy the Borrower's unconditional obligation to repay all indebtedness evidenced by the Existing Note or constitute a novation of the Existing Note. Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or mortgage with respect to any Obligor's

6. Other Loan Documents. This Note is issued in connection with a Credit Agreement between the Borrower, the Lender, as Agent and Lender, and The Fifth Third Bank of Western Ohio, as Lender, dated June 13, 1994, as amended, the terms of which are incorporated herein by reference (the "Loan Documents"), and is secured by the property described in the Loan Documents and by such other collateral as previously may have been or may in the future be granted to the Lender to secure this Note.

7. Events of Default. Immediately and automatically upon the filing by or against the Borrower of a petition in bankruptcy, for a reorganization, arrangement or debt adjustment, or for a receiver, trustee, or similar creditors' representative for its property or any part thereof, or of any other proceeding under any federal or state insolvency or similar law (and if such petition or proceeding is an involuntary petition or proceeding filed against the Borrower without its acquiescence therein or thereto at any time, the same is not promptly contested and, within 30 days of the filing of such involuntary petition or proceeding, dismissed or discharged), or the making of any general assignment by the Borrower for the benefit of creditors, or the Borrower dissolves or is the subject of any dissolution, winding up or liquidation or, at the option of the Lender, immediately upon the occurrence of any other Event of Default (as defined in the Loan Documents), in any case without demand or notice of any kind (which are hereby expressly waived): (a)the Lender shall be under no obligation to make advances hereunder; (b)the outstanding principal balance hereunder, together with all accrued and unpaid interest thereon, and any additional amounts secured by the Loan Documents will be accelerated and become immediately due and payable, (c)the Borrower will pay to the Lender all reasonable costs and expenses (including but not limited to attorneys'
fees)incurred by the Lender in connection with the Bank's efforts to collect the indebtedness evidenced hereby, (d)at the Bank's option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e)the Lender may exercise from time to time any of the rights and remedies available to the Lender under the Loan Documents or applicable law.

8. Power to Confess Judgment. The Borrower hereby irrevocably authorizes any attorney-at-law, including an attorney employed by or retained and paid by the Lender, to appear in any court of record in or of the State of Ohio, or in any other state or territory of the United States, at any time after the indebtedness evidenced by this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process and to confess a judgment against the Borrower in favor of the Lender, and/or any assignee or holder hereof for the amount of principal and interest and expenses then appearing due from the Borrower under this Note, together with costs of suit and thereupon to release all errors .and waive all right of appeal or stays of execution in any court of record. The Borrower hereby expressly (i) waives any conflict of interest of the attorney(s)retained by the Lender to confess judgment against the Borrower upon this Note, and (ii) consents to the receipt by such attorney(s)of a reasonable legal fee from the Lender for legal services rendered for confessing judgment against the Borrower upon this Note. A copy of this Note, certified by the Lender, may be filed in each such proceeding in place of filing the

9. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Lender by law, the Lender shall have, with respect to the Borrower's obligations to the Lender under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Lender all of the Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Lender whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Lender, although the Lender may enter such setoff on its books and records at a later time.

10. Miscellaneous. No delay or omission of the Lender to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall the Bank's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Lender in the enforcement of its rights in this Note and in any security therefore, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns.

This Note has been delivered to and accepted by the Lender and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE LENDER AND THE BORROWER DETERMINEID IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED , EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located; provided that nothing contained in this Note will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

11. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the confession of judgment and waiver of jury trial, and has been advised by counsel as necessary or appropriate

   Executed as of the date first written above, with the intent to be legally bound hereby.


   WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNRD GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.





                                   WHITEFORD FOODS VENTURE, L. P.

                                   By: G/W FOODS, INC., general partner

                                   By:  /s/ Albert D. Greenaway
                                   ----------------------------
                                   Print Name:   Albert D. Greenaway
                                   Title: President

November 01, 1999

                        AMENDED AND RESTATED TERM NOTE A

$369,403.69                                                     November 1, 1999


FOR VALUE RECEIVED, WFIITEFORD FOODS VENTURE, L. P. (the "Borrower"), with an address at 770 N. Center Street, Versailles, Ohio 45380, promises to pay to the order of THE THIRD BANK OF WESTERN OHIO, N. A. (the "Lender"), in lawful money of the United States of America in immediately available funds at its offices located at 123 Market Street, Piqua, Ohio 45356, or at such other location as the Lender may designate from time to time, the principal sum of THREE HUNDRED SIXTY-NINE THOUSAND FOUR HUNDRED THREE and 69/100 DOLLARS ($369,403.69), together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

1. Rate of Interest. Amounts outstanding under this Note will bear interest at the annual rate of interest equal to the sum of the Euro-Rate plus three hundred
(300)basis points (3.0%) per annum (the Applicable Euro Rate"), The Applicable Euro Rate shall remain in effect until adjusted by the Lender on the first Business Day of each month without notice to the Borrower.

For the purpose hereof, the following terms shall have the following meanings:

          "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Cincinnati, Ohio.

          "Euro-Rate" shall mean the interest rate per annum determined by the Lender by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to (a) the date of this Note and (b) thereafter, the first Business Day of each month, for an amount comparable to the amounts outstanding under this Note and having a borrowing date and a maturity comparable to the Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

          "Euro-Rate Interest Period" shall mean one month.

          "Euro-Rate  Reserve  Percentage"  shall  mean  the  maximum  effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor)for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements)with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities").

 The Euro-Rate shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Lender shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith which determination shall be conclusive absent manifest error.

 If the Lender determines (which determination shall be final and conclusive)that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts)are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining the Euro-Rate, then the Lender shall give notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a)the availability of the Applicable Euro Rate shall be suspended, and (b)the interest rate for all advances then bearing interest under the Applicable Euro Rate shall be converted on the first Business Day of the next calendar month to the Applicable Base Rate. As used herein, the "Applicable Base Rate" shall mean a rate of interest per annum which is at all times equal to the Prime Rate. For purposes hereof, the term "Prime Rate" shall mean the rate publicly announced by the Lender from time to time as its prime rate. The Prime Rate is determined from time to time by the Lender as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Lender to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest with respect to any advance to which the Applicable Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

 In addition, if, after the date of this Note, the Lender shall determine (which determination shall be final and conclusive)that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any guideline, request or directive (whether or not having the force of law)of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Lender to make or maintain or fund loans under the Applicable Euro Rate, the Lender shall notify the Borrower. Upon receipt of such notice, until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer apply, (a)the availability of the Applicable Euro Rate shall be suspended, and (b)the interest rate on all advances then bearing interest under the Applicable Euro Rate shall be converted to the Applicable Base Rate either
 (i)on the first Business Day of the next calendar month, if the Lender may lawfully continue to maintain advances under the Applicable Euro Rate to such day, or (ii)immediately if the Lender may not lawfully continue to maintain advances under the Applicable Euro Rate.

 Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

2. Payment Terms. Principal shall be due and payable in equal consecutive monthly installments in the amount of Twelve Thousand Three Hundred Twelve and 97/100 Dollars ($12,312.97)each, commencing on December 1, 1999, and continuing on the first day of each month thereafter. Interest shall be payable at the same times as the principal payments. Any outstanding principal and accrued interest shall be due and payable in full on January 1,2002.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Lender to charge the Borrower's deposit account at the Lender for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Lender may choose, in its sole discretion.

3. Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Lender a late charge equal to the lesser of five percent (5.0%)of the amount of such payment or Fifty Dollars ($50.00). Such fifteen (15)day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Lender of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which the Lender may employ. Upon maturity, whether by acceleration, demand or otherwise, and at the option of the Lender upon the occurrence of any Event of Default (as hereinafter defined)and during the continuance thereof, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed)which shall be four percentage points (4.0%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

4. Prepayment. If this Note bears interest at the Base Rate, the indebtedness may be prepaid in whole or in part at any time without penalty. If this Note bears interest based on the Euro-Rate, notwithstanding anything contained herein to the contrary, upon any prepayment by or on behalf of the Borrower (whether voluntary, on default or otherwise), the Lender may require, if it so elects, the Borrower to pay the Lender as compensation for the cost of being prepared to advance fixed rate funds hereunder an amount equal to the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a)the difference between (i)the yield, on the beginning date of the applicable interest period, of a U. S. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield on the prepayment date, of a U. S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and (c) the number of years, including fractional years, from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) "Selected Interest Rates". For purposes of making present value calculations, the yield to maturity of a similar maturity U. S. Treasury obligation on the prepayment date shall be deemed the discount rate. The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity of this Note while a Euro-Rate is in effect.

5. Amendment and Restatement. This Note amends and restates, and is in substitution for, that certain Term Note-Cognovit in the original principal amount of $990,000.00 payable to the order of the Lender and dated June 13, 1994 (the "Existing Note"). However, without duplication, this Note shall in no way extinguish, cancel or satisfy the Borrower's unconditional obligation to repay all indebtedness evidenced by the Existing Note or constitute a novation of the Existing Note. Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or mortgage with respect to any Obligor's obligations hereunder and under any other document relating hereto.

6. Other Loan Documents. This Note is issued in connection with a Credit Agreement between the Borrower, the Lender, as Lender, and PNC Bank, National Association, as Agent and Lender, dated June 13, 1994, as amended, the terms of which are incorporated herein by reference (the "Loan Documents"), and is secured by the property described in the Loan Documents (if any)and by such other collateral as previously may have been or may in the future be granted to the Lender to secure this Note.

7. Events of Default. Immediately and automatically upon the filing by or against the Borrower of a petition in bankruptcy, for a reorganization, arrangement or debt adjustment, or for a receiver, trustee, or similar creditors' representative for its property or any part thereof, or of any other proceeding under any federal or state insolvency or similar law (and if such petition or proceeding is an involuntary petition or proceeding filed against the Borrower without its acquiescence therein or thereto at any time, the same is not promptly contested and, within 30 days of the filing of such involuntary petition or proceeding, dismissed or discharged), or the making of any general assignment by the Borrower for the benefit of creditors, or the Borrower dissolves or is the subject of any dissolution, winding up or liquidation or, at the option of the Lender, immediately upon the occurrence of any other Event of Default (as defined in the Loan Documents), in any case without demand or notice of any kind (which are hereby expressly waived): (a)the Lender shall be under no obligation to make advances hereunder; (b)the outstanding principal balance hereunder, together with all accrued and unpaid interest thereon, and any additional amounts secured by the Loan Documents will be accelerated and become immediately due and payable, (c)the Borrower will pay to the Lender all reasonable costs and expenses (including but not limited to attorneys'
fees)incurred by the Lender in connection with the Bank's efforts to collect the indebtedness evidenced hereby, (d)at the Bank's option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e)the Lender may exercise from time to time any of the rights and remedies available to the Lender under the Loan Documents or applicable law.

8. Power to Confess Judgment. The Borrower hereby irrevocably authorizes any attorney-at-law, including an attorney employed by or retained and paid by the Lender, to appear in any court of record in or of the State of Ohio, or in any other state or territory of the United States, at any time after the indebtedness evidenced by this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process and to confess a judgment against the Borrower in favor of the Lender, and/or any assignee or holder hereof for the amount of principal and interest and expenses then appearing due from the Borrower under this Note, together with costs of suit and thereupon to release all errors and waive all right of appeal or stays of execution in any court of record. The Borrower hereby expressly (i) waiver any conflict of interest of the attorney(s)retained by the Lender to confess judgment against the Borrower upon this Note, and (ii)consents to the receipt by such attorney(s)of a reasonable legal fee from the Lender for legal services rendered for confessing judgment against the Borrower upon this Note. A copy of this Note, certified by the Lender, may be filed in each such proceeding in place of filing the original as a warrant of attorney.

9. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Lender by law, the Lender shall have, with respect to the Borrower's obligations to the Lender under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Lender all of the Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Lender whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Lender, although the Lender may enter such setoff on its books and records at a later time.

10.Miscellaneous. No delay or omission of the Lender to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall the Bank's action or inaction impair any such right. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Lender in the enforcement of its rights in this Note and in any security therefore, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns.

This Note has been delivered to and accepted by the Lender and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED

AND THE RIGHTS AND LIABILITIES OF THE LENDER AND BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located; provided that nothing contained in this Note will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

11. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the confession of judgment and waiver of jury trial, and has been advised by counsel as necessary or appropriate.

       Executed as of the date first written above, with the intent to be legally bound hereby.


  WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL, IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                            WHITEFORD FOODS VENTURE, L. P.,

                            By: G/W FOODS, INC., general partner,

                            By:  /s/ Albert D. Greenaway
                            ----------------------------
                            Print Name:   Albert D. Greenaway
                            Title: President